                                                                    EXHIBIT 99.6








              ____________________________________________________



                         LIMITED PARTNERSHIP AGREEMENT

                                       OF

                            APMT LIMITED PARTNERSHIP


              ____________________________________________________

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE 1   DEFINITIONS...................................................     1
     1.1    Definitions...................................................     1
            "Accountants".................................................     1
            "Act".........................................................     1
            "Adjusted Capital Account Deficit"............................     1
            "Administrative Expenses".....................................     1
            "Affected Gain"...............................................     1
            "Affiliate"...................................................     2
            "Agreement"...................................................     2
            "APT".........................................................     2
            "Audited Financial Statements"................................     2
            "Average Share Closing Price".................................     2
            "Bankruptcy"..................................................     2
            "Business Day"................................................     2
            "Capital Account".............................................     2
            "Capital Contribution"........................................     3
            "Certificate".................................................     3
            "Certificates"................................................     3
            "Class A Warrant".............................................     3
            "Code"........................................................     3
            "Consent of the Limited Partners".............................     4
            "Contributed Property"........................................     4
            "Control".....................................................     4
            "Declaration of Trust"........................................     4
            "Depreciation"................................................     4
            "Diversified Portfolio".......................................     4
            "Entity"......................................................     5
            "ERISA".......................................................     5
            "Exchange Rights Agreement"...................................     5
            "Formation Agreement".........................................     5
            "GAAP"........................................................     5
            "General Partner".............................................     5
            "Gross Asset Value"...........................................     5
            "Immediate Family"............................................     6
            "Indemnitee"..................................................     6
            "Lien"........................................................     6
            "Limited Partner Representative"..............................     6
            "Limited Partners"............................................     7
            "Liquidating Trustee".........................................     7
            "Majority-In-Interest of the Limited Partners"................     7
            "Minimum Gain Attributable to Partner Nonrecourse Debt".......     7
            "Net Cash Flow"...............................................     7


                                      (i)

            "Net Income"..................................................     7
            "Net Loss"....................................................     7
            "Nonrecourse Deductions"......................................     8
            "Nonrecourse Liabilities".....................................     8
            "Partner Nonrecourse Debt"....................................     8
            "Partner Nonrecourse Deductions"..............................     8
            "Partners"....................................................     8
            "Partnership".................................................     8
            "Partnership Interest"........................................     8
            "Partnership Minimum Gain"....................................     9
            "Partnership Record Date".....................................     9
            "Percentage Interest".........................................     9
            "Person"......................................................     9
            "Property"....................................................     9
            "Purchase Rights".............................................     9
            "Registration Rights Agreement"...............................     9
            "Regulations".................................................     9
            "Regulatory Allocations"......................................     9
            "REIT"........................................................     9
            "REIT Compliance Expenses"....................................     9
            "REIT Expenses"...............................................     9
            "REIT Requirements"...........................................    10
            "Restricted Entity"...........................................    10
            "Rights"......................................................    10
            "SAHI"........................................................    10
            "SAHI Group"..................................................    10
            "SAHI Nominees"...............................................    10
            "SCG".........................................................    10
            "SEC".........................................................    10
            "Section 704(c) Tax Items"....................................    10
            "Share Closing Price".........................................    11
            "Shares"......................................................    11
            "Starwood Mezzanine"..........................................    11
            "Starwood Partnership Agreement"..............................    11
            "Tax Items"...................................................    11
            "Tax Payment Loan"............................................    11
            "Tax Payment Loan Date".......................................    11
            "UBTI"........................................................    11
            "Units".......................................................    11
            "Withholding Tax Act".........................................    11

                                     (ii)

ARTICLE 2   FORMATION AND BUSINESS OF THE PARTNERSHIP.....................    11
     2.1    Formation.....................................................    11
     2.2    Name..........................................................    12
     2.3    Character of the Business.....................................    12
     2.4    Location of Principal Place of Business.......................    12
     2.5    Registered Agent and Registered Office........................    12

ARTICLE 3   TERM..........................................................    13
     3.1    Commencement..................................................    13
     3.2    Dissolution...................................................    13

ARTICLE 4   CAPITAL CONTRIBUTIONS.........................................    13
     4.1    Capital Contributions:  Units.................................    13
     4.2    Purchase Rights...............................................    15
     4.3    Redemption....................................................    15
     4.4    No Third Party Beneficiaries..................................    15

ARTICLE 5   INDEMNIFICATION...............................................    16
     5.1    Indemnification of General Partner............................    16
     5.2    Indemnification of Limited Partners...........................    17
     5.3    Notice of Claims..............................................    17
     5.4    Third Party Claims............................................    18

ARTICLE 6   ALLOCATIONS, DISTRIBUTIONS AND OTHER TAX AND ACCOUNTING
            MATTERS.......................................................    19
     6.1    Allocations...................................................    19
            (a)  Allocation of Net Income and Net Loss....................    19
            (b)  Special Allocations......................................    19
            (c)  Tax Allocations..........................................    22
     6.2    Distributions.................................................    23
     6.3    Books of Account..............................................    23
     6.4    Reports.......................................................    23
     6.5    Tax Elections and Returns.....................................    23
     6.6    Tax Matters Partner...........................................    24
     6.7    Withholding Payments Required by Law..........................    25

ARTICLE 7   RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER........    26
     7.1    Powers and Duties of General Partner..........................    26
     7.2    [Intentionally Left Blank]....................................    30
     7.3    Reimbursement of the General Partner..........................    30
     7.4    Contracts with Affiliates.....................................    31
     7.5    Title to Partnership Assets...................................    31
     7.6    Reliance by Third Parties.....................................    31
     7.7    Liability of the General Partner..............................    32

                                     (iii)

     7.8    Other Matters Concerning the General Partner..................    33
     7.9    Operation in Accordance with REIT Requirements................    33

ARTICLE 8   DISSOLUTION, LIQUIDATION AND WINDING-UP.......................    34
     8.1    Accounting....................................................    34
     8.2    Documentation of Liquidation..................................    35

ARTICLE 9   TRANSFER......................................................    35
     9.1    General Partner...............................................    35
     9.2    Transfers by Limited Partners.................................    36
     9.3    Certain Restrictions on Transfer..............................    37
     9.4    Effective Dates of Transfers..................................    38
     9.5    Transfer......................................................    38

ARTICLE 10  RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS................    39
     10.1   No Participation in Management................................    39
     10.2   Bankruptcy of a Limited Partner...............................    39
     10.3   No Withdrawal.................................................    39
     10.4   Conflicts.....................................................    39
     10.5   Provision of Information......................................    40
     10.6   Limited Partner Representative................................    41
     10.7   Power of Attorney.............................................    41
     10.8   Ownership of Shares...........................................    42
     10.9   Waiver of Fiduciary Duty......................................    42

ARTICLE 11  AMENDMENT OF PARTNERSHIP AGREEMENT, MEETINGS..................    43
     11.1   Amendments....................................................    43
     11.2   Meetings of the Partners; Notices to Partners.................    44

ARTICLE 12  GENERAL PROVISIONS............................................    45
     12.1   No Liability of Directors and Others..........................    45
     12.2   Notices.......................................................    45
     12.3   Controlling Law...............................................    45
     12.4   Execution of Counterparts.....................................    45
     12.5   Severability..................................................    46
     12.6   Entire Agreement..............................................    46
     12.7   Paragraph Headings............................................    46
     12.8   Gender, Etc...................................................    46
     12.9   Number of Days................................................    46
     12.10  Partners Not Agents...........................................    46
     12.11  Assurances....................................................    46
     12.12  Waiver of Partition...........................................    46
     12.13  Angeles Participating Mortgage Trust..........................    46

                                     (iv)

       THE LIMITED PARTNERSHIP INTERESTS REFERRED TO IN THIS AGREEMENT
        HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
         AMENDED, OR ANY STATE SECURITIES LAWS. REFERENCE IS MADE TO
       ARTICLE 9 OF THIS AGREEMENT FOR PROVISIONS RELATING TO VARIOUS
       RESTRICTIONS ON THE SALE OR OTHER TRANSFER OF THESE INTERESTS.



                         LIMITED PARTNERSHIP AGREEMENT

                                      OF

                           APMT LIMITED PARTNERSHIP



     THIS LIMITED PARTNERSHIP AGREEMENT (this "Agreement") is made and entered into this 26th day of September, 1996, by and between ANGELES PARTICIPATING MORTGAGE TRUST, a California business trust, as general partner, and STARWOOD MEZZANINE INVESTORS, L.P., a Delaware limited partnership, as limited partner, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act.

     A. Starwood Mezzanine is the owner of certain pass-through participation certificates more specifically described on Exhibit A hereto (the
"Certificates"), which it has agreed to contribute in their entirety to the Partnership pursuant to the Formation Agreement.

     B. APT has agreed to contribute Four Hundred Thousand Dollars ($400,000), in cash, to the Partnership, plus or minus prorations, if any, pursuant to the Formation Agreement.

     C. Starwood Mezzanine and APT have agreed to enter into this Agreement and form the Partnership pursuant to the Formation Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1  DEFINITIONS.   Except as otherwise herein expressly provided, the
following terms and phrases shall have the meanings as set forth below:

          "ACCOUNTANTS" shall mean the national firm or firms of independent certified public accountants selected by the General Partner on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith.

          "ACT" shall mean the Delaware Revised Limited Partnership Act, as the same may hereafter be amended from time to time.

          "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean, with respect to any Partner or holder of Units other than the General Partner, the deficit balance, if any, in such holder's Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments:

               (a) credit to such Capital Account any amounts which such holder is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

               (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          "ADMINISTRATIVE EXPENSES" shall mean: (a) all administrative and operating costs and expenses of the Partnership; (b) those administrative costs and expenses of the General Partner, including, but not limited to, salaries and other remunerations paid to trustees, officers and employees of the General Partner and accounting and legal expenses undertaken by the General Partner but only to the extent that the same were incurred directly on behalf or for the benefit of the Partnership; and (c) to the extent not included in clause (b) above and only to the extent permitted by Section 7.3(c) below, REIT Expenses and REIT Compliance Expenses.

          "AFFECTED GAIN" shall have the meaning set forth in Section 6.1(c)(ii) hereof.

          "AFFILIATE" shall mean, with respect to any Partner (or as to any other Person the Affiliates of whom are relevant for purposes of any of the provisions of this Agreement): (a) any member of the Immediate Family of such Partner or Person; (b) any trustee or beneficiary of a Partner which is a trust; (c) any trust for the benefit of any Person referred to in the preceding clauses (a) and (b); or (d) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any Partner, or Person referred to in the preceding clauses (a) through (c).

          "AGREEMENT" shall mean this Limited Partnership Agreement, as amended, modified, supplemented or restated from time to time, as the context requires.

          "APT" shall mean Angeles Participating Mortgage Trust, a California business trust.

          "AUDITED FINANCIAL STATEMENTS" shall mean financial statements (balance sheets, statement of income, statement of partners' equity and statement of cash flows) prepared in accordance with GAAP and accompanied by an independent auditor's report containing an opinion thereon.

          "AVERAGE SHARE CLOSING PRICE" shall mean the average Share Closing Price for the ten (10) trading day period ending one day prior to the date specified.

          "BANKRUPTCY" shall mean, with respect to any Person: (a) the commencement by such Person of any petition, case or proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; (b) an adjudication that such Person is insolvent or bankrupt; (c) the entry of an order for relief under the federal Bankruptcy Code with respect to such Person; (d) the filing of any such petition or the commencement of any such case or proceeding against such Person, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing; or (e) the filing of an answer by such Person admitting the allegations of any such petition.

          "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

          "CAPITAL ACCOUNT" shall mean, as to any Partner or holder of Units, a book account maintained in accordance with the following provisions:

               (a) to each Partner's or holder of Unit's Capital Account there shall be credited the amount of cash contributed by the Partner or holder, the initial Gross Asset Value of any other asset contributed by such Partner or holder to the capital of the Partnership (net of liabilities secured by contributed property that the Partnership assumes or takes subject to), such Partner's or holder's distributive share of Net Income and any other items of income or gain allocated to such Partner or holder, the amount of any Partnership liabilities assumed by the Partner or holder or secured by distributed assets that such Partner or holder takes subject to and any other items in the nature of income or gain that are allocated to such Partner or holder pursuant to Section 6.1 hereof; and

               (b) to each Partner's or holder of Unit's Capital Account there shall be debited the amount of cash distributed to the Partner or holder, the Gross Asset Value of any Partnership asset distributed to such Partner or holder pursuant to any provision of this Agreement (net of liabilities assumed by the Partner or holder or secured by the assets distributed to such Person), such Partner's or holder's distributive share of Net Losses and any other items in the nature of expenses or losses that are allocated to such Partner pursuant to
          Section 6.1 hereof.

     In the event that a Partner's Partnership Interest or a holder of Unit's Units or portion thereof is transferred within the meaning of Section 1.704-1(b)(2)(iv)(f) of the Regulations, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Partnership Interest, Units or portion thereof so transferred. In the event that the Gross Asset Values of Partnership assets are adjusted, as contemplated in paragraph (b) or (c) of the definition of "Gross Asset Value", the Capital Accounts of the Partners and holders of Units shall be adjusted to reflect the aggregate net adjustments as if the Partnership sold all of its properties for their fair market values and recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment. This definition of Capital Accounts is intended to comply with the maintenance of capital account provisions of Section 1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent therewith.

          "CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the amount of cash and the initial Gross Asset Value of any Contributed Property (net of liabilities to which such property is subject).

          "CERTIFICATE" shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms of this Agreement and the Act.

          "CERTIFICATES" shall have the meaning set forth in Recital B of this Agreement.

          "CLASS A WARRANT" means the warrant issued to SAHI Partners, a Delaware limited partnership on March 15, 1994 and subsequently assigned to Starwood Mezzanine for the purchase of up to 5,000,000 Shares, subject to adjustment.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "CONSENT OF THE LIMITED PARTNERS" shall mean the written consent of a Majority-In-Interest of the Limited Partners given in accordance with
     Section 11.2 hereof, which consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

          "CONTRIBUTED PROPERTY" shall mean any property or other asset in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership with respect to the Partnership Interest held by each Partner.

          "CONTROL" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

          "DECLARATION OF TRUST" shall mean the Declaration of Trust of APT, originally made and entered into as of April 15, 1988, as restated as of July 18, 1988, as further restated as of September 26, 1996, and as the same may be amended, modified, supplemented, restated or superseded from time to time after the date hereof.

          "DEPRECIATION" shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation or amortization, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period, except that if the Gross Asset Value of an asset differs from its adjusted tax basis for federal income tax purposes at the beginning of such fiscal year or other period, Depreciation shall be an amount that bears the same ratio to such Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year or other period bears to such beginning adjusted tax basis and if such adjusted tax basis is zero, the Depreciation shall be based on the method of depreciation, amortization or other cost recovery deduction utilized in preparing the financial statements of the Partnership.

          "DIVERSIFIED PORTFOLIO" shall mean and include (i) mortgage loans to unrelated entities and securities collateralized, in whole or in part, by mortgage loans, as well as direct and indirect and controlling and non-controlling investments in real estate and real estate-related assets including through any Entity or direct ownership; (ii) direct or indirect interests in short term, medium and long-term real estate-related debt securities and mortgage interests, which may include warrants, equity participations or similar rights incidental to a debt investment, excluding interests in which the borrowers are affiliated with APT, (iii) purchase money loans with respect to assets sold by APT, and (iv) non-performing and sub-performing debt for the purpose of either restructuring the same to performing debt or of obtaining primary management rights over or equity interests in the underlying assets securing such debt, in each case, subject to Section 7.1. The Diversified Portfolio may include controlling or non-controlling equity ownership positions in any general category of real estate assets, including without limitation, office, industrial, mini-storage and residential improvements to land, excluding any positions prohibited by Section 7.1 hereof.

          "ENTITY" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, real estate investment trust or association.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and as interpreted by the applicable regulations thereunder (or any corresponding provisions of succeeding laws and regulations).

          "EXCHANGE RIGHTS AGREEMENT" shall mean the Exchange Rights Agreement, dated the date hereof, by and between APT and Starwood Mezzanine.

          "FORMATION AGREEMENT" shall mean the Formation Agreement, dated September 26, 1996, by and between APT and Starwood Mezzanine.

          "GAAP" shall mean generally accepted accounting principles in effect from time to time.

          "GENERAL PARTNER" shall mean APT, its duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.

          "GROSS ASSET VALUE" shall mean, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

               (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of its contribution as reasonably determined by the General Partner and the contributing Partner;

               (b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, immediately prior to the following events:

                    (i) a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;

                    (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of a Partnership Interest;

                    (iii) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;
                          and

                    (iv) any other event as to which the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners.

               (c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets as reasonably determined by the General Partner as of the date of distribution; and

               (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

     At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partner's Capital Accounts.

          "IMMEDIATE FAMILY" shall mean, with respect to any Person, such Person's spouse (then current or former), parents, parents-in-law, descendants, brothers and sisters (whether by whole or half-blood), first cousins, brothers-in-law and sisters-in-law (whether by whole or half-blood), ancestors and lineal descendants.

          "INDEMNITEE" shall mean any Person who is, or at any time on or after the date hereof was a (i) General Partner or (ii) Affiliate, employee, trustee, director, officer, stockholder, agent or Liquidating Trustee of the Partnership or the General Partner.

          "LIEN" shall mean any liens, security interests, mortgages, deeds of trust, pledges, options, rights of first offer or first refusal and any other similar encumbrances of any nature whatsoever.

          "LIMITED PARTNER REPRESENTATIVE" shall have the meaning set forth in
     Section 10.6 hereof.

          "LIMITED PARTNERS" shall mean those Persons listed under the heading "Limited Partners" on the signature page hereto in their respective capacities as limited partners of the Partnership, their permitted successors or assigns as limited partners hereof, and any Person who, at the time of reference thereto, is a limited partner of the Partnership.

          "LIQUIDATING TRUSTEE" shall mean such individual or Entity which is selected as the Liquidating Trustee hereunder by the General Partner, which individual or Entity may include the General Partner or an Affiliate of the General Partner, provided that such Liquidating Trustee agrees in writing to be bound by the terms of this Agreement. The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding up of the Partnership and shall hold and exercise such other rights and powers granted to the General partner herein or under the Act as are necessary or required to conduct the winding-up and liquidation of the Partnership's affairs and to authorize all parties to deal with the dissolution, liquidation and/or winding-up of the Partnership.

          "MAJORITY-IN-INTEREST OF THE LIMITED PARTNERS" shall mean Limited Partner(s) who hold in the aggregate more than fifty (50%) percent of the Percentage Interests then allocable to and held by the Limited Partners, as a class (but excluding any Partnership Interests acquired by the General Partner or any Person controlled by the General Partner or any Person holding as a nominee of the General Partner or of any Person controlled by the General Partner).

          "MINIMUM GAIN ATTRIBUTABLE TO PARTNER NONRECOURSE DEBT" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with
     Section 1.704-2(i)(2) of the Regulations.

          "NET CASH FLOW" shall mean, with respect to any fiscal period of the Partnership, the excess, if any, of "Receipts" over "Expenditures". For purposes hereof, the term "Receipts" means the sum of all cash receipts of the Partnership from all sources for such period and any amounts held as reserves as of the last day of such period, which the General Partner reasonably deems to be in excess of reserves as determined below. The term "Expenditures" means the sum of (a) all cash expenditures of the Partnership for any purpose, including operating expenses and capital expenditures, for such period, (b) the amount of all payments of principal, premium, if any, and interest on account of any indebtedness of the Partnership and (c) such additions to cash reserves as of the last day of such period as the General Partner deems necessary or appropriate for any capital, operating or other expenditure, including, without limitation, contingent liabilities; but the term "Expenditures" shall not include amounts paid from cash reserves previously established by the Partnership.

          "NET INCOME" or "NET LOSS" shall mean for each fiscal year, or other applicable period, an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes by the Accountants, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the
     Code); (c) in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (m) of the Regulations, the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to Section 6.1 hereof; and (f) excluding any items specially allocated pursuant to Section 6.1(b) hereof.

          "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations and shall be determined in accordance with Section 1.704-2(c) of the Regulations.

          "NONRECOURSE LIABILITIES" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

          "PARTNER NONRECOURSE DEBT" shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

          "PARTNER NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt shall be determined in accordance with the rules of Section 1.704-2(i) of the Regulations.

          "PARTNERS" shall mean the General Partner and the Limited Partners, their duly admitted successors or assigns, or any Person who is a partner of the Partnership at the time of reference thereto.

          "PARTNERSHIP" shall mean the limited partnership formed under the Act pursuant to this Agreement and any successor thereto.

          "PARTNERSHIP INTEREST" shall mean the ownership interest of a Partner in the Partnership from time to time, including each Partner's Percentage Interest and such Partner's Units.

          "PARTNERSHIP MINIMUM GAIN" shall have the meaning set forth in Section 1.704-2(b)(2) of the Regulations and the amount of Partnership Minimum Gain (and any net increase or decrease thereof) for a fiscal year or other period shall be determined in accordance with the rules of Section 1.704-2(d) of the Regulations.

          "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for distribution of Net Cash Flow pursuant to Section 6.2 hereof, which record date shall be the last day of the calendar month preceding the month in which such distribution is made.

          "PERCENTAGE INTEREST" shall mean, with respect to any Partner, the percentage ownership interest of such Partner in such items of the Partnership as to which the term "Percentage Interests" is applied in this Agreement. The Percentage Interest of a Partner shall be equal to the percentage obtained by dividing (a) the number of Units held by such Partner (including Units held by assignees of such Partner who have not been admitted as Partners) by (b) the total number of issued and outstanding Units.

          "PERSON" shall mean any natural person or Entity.

          "PROPERTY" shall mean any property acquired by or contributed to the Partnership or any property owned by an Entity in which the Partnership has an ownership interest.

          "PURCHASE RIGHTS" shall have the meaning set forth in Section 4.3 hereof.

          "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated the date hereof, by and between APT and Starwood Mezzanine.

          "REGULATIONS" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "REGULATORY ALLOCATIONS" shall have the meaning set forth in Section 6.1(b)(viii) hereof.

          "REIT" shall mean a real estate investment trust as defined in Section 856 of the Code.

          "REIT COMPLIANCE EXPENSES" shall mean (a) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including filings with the SEC and (b) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC.

          "REIT EXPENSES" shall mean (a) costs and expenses relating to the continuity of existence of the General Partner, including taxes (other than the General Partner's federal and state income and franchise taxes, if any), fees and assessments associated therewith, any and all costs, expenses or fees payable to any director or trustee of the General Partner, (b) to the extent funded by the General Partner for payment by the Partnership, costs and expenses relating to any offer or registration of securities by the General Partner the net proceeds of which are to be contributed or loaned to the Partnership and all statements, reports, fees and expenses incidental thereto, including underwriting discounts, selling commissions and placement fees applicable to any such offer of securities, (c) Registration Expenses (as defined in the Registration Rights Agreement), and (d) costs and expenses incurred in connection with the listing of the Shares on the American Stock Exchange or any other national securities exchange or national market system.

          "REIT REQUIREMENTS" shall mean the requirements for the General Partner to (a) qualify as a REIT under the Code and Regulations and (b) avoid any federal income or excise tax liability. "REIT Requirements" shall also include the ownership limitation provisions set forth in Section
     6.13 of the Declaration of Trust.

          "RESTRICTED ENTITY" shall mean any "employee benefit plan" as defined in and subject to ERISA, any "plan" as defined in and subject to Section 4975 of the Code, or any entity any portion or all of the assets of which are deemed pursuant to United States Department of Labor Regulation Section 2510.3-101 or otherwise pursuant to ERISA or the Code to be, for purposes of the fiduciary standards or the prohibited transaction provisions of ERISA or Section 4975 of the Code, assets of any such "employee benefit plan" or "plan" which invests in such entity.

          "RIGHTS" shall mean the rights of certain Limited Partners set forth in the Exchange Rights Agreement or the Registration Rights Agreement. No provision of this Agreement shall be interpreted as granting any Partner or holder of Units any Rights or any rights or interest in or to the Exchange Rights Agreement or the Registration Rights Agreement.

          "SAHI" shall mean SAHI Partners, a Delaware limited partnership, SAHI Inc., a Delaware corporation and Starwood Mezzanine.

          "SAHI GROUP" shall mean SAHI, the SAHI Nominees and their representatives and affiliates.

          "SAHI NOMINEES" shall mean the four trustees nominated by, and affiliated with, SAHI who serve on the APT Board of Trustees.

          "SCG" shall mean Starwood Capital Group, L.P., a Delaware limited partnership.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SECTION 704(c) TAX ITEMS" shall have the meaning set forth in Section 6.1(c)(iii) hereof.

          "SHARE CLOSING PRICE" shall mean, with respect to a particular date, the last reported sales price on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices on such date, in either case on the American Stock Exchange, or if the Shares are not then listed or admitted to trading on such exchange, on the principal national securities exchange on which the Shares are then listed or admitted to trading or, if not then listed or admitted to trading on any national securities exchange, the closing sale price on such date of the Shares or, in case no reported sale takes place on such date then, the average of the closing bid and asked prices on such date, on NASDAQ or any comparable system. If the Shares are not then quoted on NASDAQ or any comparable system, the Board of Trustees of the Trust shall in good faith determine the Share Closing Price.

          "SHARES" shall mean the Class A common shares of beneficial interest, par value $1.00 per share, of the General Partner.

          "STARWOOD MEZZANINE" shall mean Starwood Mezzanine Investors, L.P., a Delaware limited partnership.

          "STARWOOD PARTNERSHIP AGREEMENT" shall mean the Amended and Restated Limited Partnership Agreement of Starwood Mezzanine, dated as of November 1, 1994, including all waivers, consents or amendments thereto.

          "TAX ITEMS" shall have the meaning set forth in Section 6.1(c)(i) hereof.

          "TAX PAYMENT LOAN" shall have the meaning set forth in Section 6.7(a) hereof.

          "TAX PAYMENT LOAN DATE" shall have the meaning set forth in Section 6.7(a) hereof.

          "UBTI" shall mean "unrelated business taxable income" as defined in
     Section 512 of the Code.

          "UNITS" shall have the meaning set forth in Section 4.1(c) hereof.

          "WITHHOLDING TAX ACT" shall have the meaning set forth in Section 6.7(a) hereof.

                                   ARTICLE 2

                   FORMATION AND BUSINESS OF THE PARTNERSHIP
                   -----------------------------------------

     2.1 FORMATION. The parties hereto do hereby form a limited partnership effective upon the filing of the Certificate with the Secretary of State of Delaware and pursuant to the provisions of the Act and upon the terms and conditions set forth herein. The parties hereto agree that the rights and liabilities of the Partners shall be as provided herein. The parties hereto shall immediately execute and deliver all certificates and other documents and do all filings, recordings and publishing and other acts as in the judgment of the General Partner may be appropriate to comply with all of the requirements for the formation and continuation of the Partnership as a limited partnership under the Act and the qualification of the Partnership in any jurisdiction in which the Partnership owns property or conducts business.

     2.2 NAME. The name of the Partnership shall be APMT Limited Partnership, or such other name as shall be chosen from time to time by the General Partner in its sole and absolute discretion; provided, however, that the General Partner may not choose the name (or any derivative thereof) of any Limited Partner without the prior written consent of such Limited Partner.

     2.3 CHARACTER OF THE BUSINESS. The purpose of the Partnership shall be to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of or deal with the Diversified Portfolio, subject to Section 7.1 and any other real and personal property of all kinds, to undertake such other activities as may be necessary, desirable or appropriate to the business of the Partnership, to engage in such other activities as shall be necessary, desirable or appropriate to effectuate the foregoing purposes; and to otherwise engage in any enterprise or business in which a limited partnership may engage or conduct under the Act. The Partnership shall have all powers necessary, desirable or appropriate to accomplish the purposes enumerated. In connection with the foregoing, but subject to the terms and conditions of this Agreement, the Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by Liens, and, directly or indirectly, to acquire and construct additional Properties necessary or useful in connection with its business.

     2.4 LOCATION OF PRINCIPAL PLACE OF BUSINESS. The location of the principal place of business of the Partnership shall be at 340 N. Westlake Boulevard, Suite 230, Westlake, California 91362 or such other location as shall be selected from time to time by the General Partner in its sole and absolute discretion; provided, however, that the General Partner shall notify the Limited Partners of any change in the location of the principal place of business of the Partnership within thirty (30) days thereafter.

     2.5 REGISTERED AGENT AND REGISTERED OFFICE. The registered agent of the Partnership shall be The Corporation Trust Company or such other Person as the General Partner may select in its sole and absolute discretion. The registered office of the Partnership in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 or such other location as the General Partner may from time to time select in its sole discretion; provided, however, that the General Partner shall notify the Limited Partners of any change in the registered office or registered agent of the Partnership within thirty (30) days thereafter.

                                   ARTICLE 3

                                     TERM

     3.1 COMMENCEMENT. The Partnership's term commenced upon the filing of the Certificate with the Secretary of State of Delaware.

     3.2 DISSOLUTION. The Partnership shall continue until dissolved and terminated upon the occurrence of the earliest of the following events:

          (a) the dissolution, termination, withdrawal, retirement, expulsion or Bankruptcy of a General Partner, unless the Partnership's business is continued as provided in Section 9.1 hereof;

          (b) the election to dissolve the Partnership made in writing by the General Partner and a Majority-In-Interest of the Limited Partners;

          (c) the sale or other disposition of all or substantially all of the assets of the Partnership unless the General Partner elects to continue the Partnership business;

          (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act, which decree is final and not subject to appeal; or

          (e)  December 31, 2096.

                                   ARTICLE 4

                             CAPITAL CONTRIBUTIONS

     4.1  CAPITAL CONTRIBUTIONS:  UNITS.

          (a) As of the date first above written, the Partners have the Percentage Interests in the Partnership as set forth in Exhibit B, which Percentage Interests shall be adjusted to the extent necessary to reflect property exchanges, redemptions or conversions of Partnership Interests, Capital Contributions, the issuance of additional Partnership Interests or any other event having an effect on a Partner's Percentage Interest, in each case to the extent permitted by and in accordance with this Agreement. Except to the extent specifically set forth in this Agreement with respect to the General Partner, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership, even if the failure to do so could result in the Bankruptcy or insolvency of the Partnership or any other adverse consequence to the Partnership.

          (b) The General Partner shall, from time to time, contribute cash or Property to the Partnership such that the General Partner's Percentage Interest shall at all times be at least one percent (1%) and the General Partner's Capital Account balance shall be at least one percent (1%) of the total positive Capital Account balances for the Partnership.

          (c) The interest of a Partner (or an assignee of a Partner) in capital, allocations of Net Income, Net Losses and distributions shall be evidenced by the issuance to such Partner (or assignee) of one or more "Units". The aggregate total of all Units outstanding and the ownership of Units by each Partner, as of the date of this Agreement, are as set forth on Exhibit B hereto.

          (d) From time to time, the General Partner may cause the Partnership to issue additional Partnership Interests to existing or newly-admitted Partners in exchange for additional Capital Contributions (excluding Capital Contributions pursuant to Section 4.1(b)), provided that (i) the Gross Asset Value represented by the existing Partner's Units shall not thereby be decreased and (ii) any dilution of Partnership Interests shall be borne by the General Partner and Limited Partners in proportion to their Percentage Interests prior to such additional contributions. If the General Partner contributes to the Partnership the net proceeds to the General Partner from any offering or sale of Shares (including, without limitation, any issuance of Shares pursuant to the exercise of options, warrants, convertible securities, or similar rights to acquire Shares), the Partnership shall issue to the General Partner an amount of Units equal in number to the number of Shares issued in such offering.

          (e) In the event Starwood Mezzanine exercises the Class A Warrant for at least 2,000,000 Shares, the Board of Trustees of APT shall have the right to cause APT to contribute up to substantially all of APT's theretofore uncontributed assets to the Partnership for additional Partnership Interests (the "Asset Contribution") and, following any such contribution, to cause APT to agree to conduct all of its real estate related investment activities exclusively through the Partnership on such terms and conditions as the APT Board of Trustees agree to at such time.

          (f) Subsequent to the date hereof, any contributions of cash or non-cash assets by Starwood Mezzanine or other Partners (i) shall require the approval of the General Partner, (ii) shall consist of assets which enable APT to continue to meet the REIT Requirements and (iii) with respect to contributions by Starwood Mezzanine and its Affiliates, shall be subject to Section 7.1 hereof.

          (g) No fractional Units shall remain outstanding. In lieu of issuing a fractional Unit to a holder of Units, the number of Units to be held by such holder shall be rounded to the nearest whole Unit.

          (h) In the event of any change in the outstanding number of Shares by reason of any share dividend, split, reverse split, recapitalization, merger, consolidation or combination, the number of Units held by each Partner (or assignee) shall be proportionately adjusted such that, to the extent possible, one Unit remains the equivalent of one Share without dilution; provided that APT has contributed substantially all of

     APT's theretofore uncontributed assets to the Partnership pursuant to
     Section 4.1(e) hereof. It is the intent of the Partners that, to the extent possible the number of Units held by the General Partner shall at all times equal the number of issued and outstanding Shares; provided that APT has contributed substantially all of APT's theretofore uncontributed assets to the Partnership pursuant to Section 4.1(e) hereof.

          (i) The General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the Capital Account of any Limited Partner (i) that the General Partner determines is a benefit plan investor (within the meaning of Department of Labor Regulations (S) 2510.3-101(f)(2)) in order for the assets of the Partnership not to be treated as plan assets under ERISA, (ii) which made a material misrepresentation to the General Partner in connection with its purchase of Units, or (iii) if such Limited Partner's ownership of Units would result in the violation of any law or regulation applicable to the Partnership or a Partner. The Limited Partner thus designated shall withdraw from the Partnership or withdraw that portion of its Partner Capital Account specified in such notice, as the case may be, as of the close of business on such date as determined by the General Partner. In addition to any payment to the Limited Partner for its Capital Account, if the General Partner requires withdrawal of the Limited Partner pursuant to clause (i) above then the Limited Partner shall be entitled to an additional payment equal to the amount, if any, that the Average Share Closing Price for the Shares representing the Units which may be exchanged for such Shares which would be redeemed upon withdrawal of all or any portion of the withdrawn Capital Account on the date of withdrawal exceeds all or such portion of the withdrawn Capital Account.

     4.2 PURCHASE RIGHTS. If the General Partner grants, issues or sells any options, convertible securities or rights to purchase shares, warrants, or other property pro rata to the record holders of Shares (collectively, "Purchase Rights"), the Partners shall, to the extent practicable and consistent with the other provisions of this Agreement, be entitled to acquire from the Partnership interests in the Partnership that are substantially similar in amount, tone and tenor to the Purchase Rights to which such Partners would be entitled if such Partners had converted their Units into Shares immediately prior to the grant, issue or sale of the Purchase Rights; provided that APT has contributed substantially all of APT's theretofore uncontributed assets to the Partnership pursuant to Section 4.1(e) hereof.

     4.3 REDEMPTION. If the General Partner shall redeem any of its outstanding Shares (including the issuance of cash in lieu of fractional Shares), the Partnership shall concurrently therewith redeem an equal number of Units held by the General Partner for the same price as paid by the General Partner for the redemption of such Shares; provided that APT has contributed substantially all of APT's theretofore uncontributed assets to the Partnership pursuant to Section 4.1(e) hereof. Similar redemptions of interests of the General Partner in the Partnership shall occur if any other outstanding securities of the General Partner are redeemed or otherwise retired.

     4.4 NO THIRD PARTY BENEFICIARIES. No creditor or other third party shall have the right to enforce any right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

                                   ARTICLE 5

                                INDEMNIFICATION

     5.1  INDEMNIFICATION OF GENERAL PARTNER.

          (a) To the fullest extent permitted by law, the Partnership shall and does hereby indemnify an Indemnitee against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) (the "Losses") sustained or incurred by such Indemnitee as a result of or arising out of any action, suit or proceeding (including mediation and arbitration proceedings) arising out of or relating to the formation, business or operations of the Partnership in which any Indemnitee may be involved, or is threatened to be involved, as a party, witness or otherwise, by reason of the fact that such Person was an Indemnitee, whether or not the same shall proceed to judgment or be settled or otherwise be brought to a conclusion; provided that such indemnification is not available to the Indemnitee if the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed with fraud, gross negligence or willful misconduct. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this
     Section 5.1(a). Any indemnification pursuant to this Section 5.1 shall be made only out of the assets of the Partnership and no Partner shall have any personal liability therefor. The provisions of this Section 5.1 are for the benefit of the Indemnitees, their heirs, successors, assigns, personal representatives and administrators, and shall not be deemed to created any rights for the benefit of any other Person. The foregoing notwithstanding, the General Partner shall not be entitled to indemnification from the Partnership with respect to matters provided for in Section 7.2 of the Formation Agreement.

          (b) Reasonable expenses incurred by an Indemnitee who is a party or witness in a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership, as authorized in this Section 5.1, has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified hereunder.

          (c) The indemnification provided by this Section 5.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law, or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity. The Partnership shall purchase and maintain insurance, on behalf of the Indemnitees, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.1 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.

          (d) For purposes of this Section 5.1, excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 5.1 and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

     5.2 INDEMNIFICATION OF LIMITED PARTNERS. From and after the date hereof, the Partnership shall indemnify and hold harmless each Limited Partner, its Affiliates, employees, officers, directors and agents against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys and accountants fees and expenses) sustained or incurred by such Limited Partner or Affiliate or any assignee or successor thereof (including, without limitation, any permitted assignee of a Limited Partner under Article 9 hereof) as a result of or arising out of any action, suit or proceeding (including mediation and arbitration proceedings) (a) arising out of or relating to the operation of the Partnership's business or the Limited Partner being a Partner in the Partnership (excluding, specifically, actions, suits or proceedings arising out of actual or alleged material breaches of a Partner's representations, warranties or covenants hereunder or pursuant to the Formation Agreement or other breaches set forth in Section 7.1 of the Formation Agreement or arising out of acts by a Limited Partner other than in its capacity as such) and (b) naming a Limited Partner or any of its Affiliates as a party to such proceeding. Any indemnification pursuant to this Section 5.2 shall be made only out of the assets of the Partnership and no Partner shall have any personal liability therefor. The provisions of this Section 5.2 are for the benefit of the Limited Partners, their Affiliates (excluding the General Partner), employees, officers, directors and agents, and shall not be deemed to create any rights for the benefit of any other Persons.

     5.3 NOTICE OF CLAIMS. If any Person believes that it is entitled to indemnification under this Article 5, such Person shall so notify the Partnership promptly in writing describing such claim for indemnification, the amount thereof, if known, and the method of computation, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such claim shall have occurred; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the Partnership of its indemnification obligation under this Article 5 except to the extent that the Partnership is materially damaged as a result of such failure to give notice. If any action at law or suit in equity is instituted by or against a third party with respect to which any of the Persons entitled to indemnification under this Article 5 intends to make a claim for indemnification under this Article 5, any such Person shall promptly notify the Partnership of such action or suit; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the Partnership of its indemnification obligation under this Article 5 except to the extent that the Partnership is materially damaged as a result of such failure to
give notice.    Any Person entitled to indemnification hereunder shall use reasonable efforts to minimize the amount of any claim for indemnification hereunder.

     5.4 THIRD PARTY CLAIMS. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the indemnified Person shall give such notice thereof to the Partnership not later than twenty (20) business days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen (15) days following the date such indemnified Person has actual knowledge thereof; provided, however, that the omission by such indemnified Person to give notice as provided herein shall not relieve the Partnership of its indemnification obligation under this Article 5 except to the extent that the Partnership is materially damaged as a result of such failure to give notice. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the Partnership may, at its sole cost and expense, assume the defense thereof; provided, however, that counsel for the Partnership, who shall conduct the defense of such claim or legal proceeding, shall be reasonably satisfactory to the indemnified Person; and provided, further, that if the defendants in any such actions include both the indemnified Persons and the Partnership and the indemnified Persons shall have reasonably concluded based on a written opinion of counsel that there may be legal defenses or rights available to them which have not been waived and are in actual or potential conflict with those available to the Partnership, the indemnified Persons shall have the right to select one law firm reasonably acceptable to the Partnership to act as separate counsel, on behalf of such indemnified Persons, at the expense of the Partnership. Unless the indemnified Persons are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, if the Partnership assumes the defense of any such claim or legal proceeding, it shall not consent to entry of any judgment, or enter into any settlement, that (a) is not subject to indemnification in accordance with the provisions in this Article 5, (b) provides for injunctive or other non-monetary relief affecting the indemnified Persons or (c) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified Persons of a release from all liability with respect to such claim or legal proceeding, without the prior written consent of the indemnified Persons (which consent, in the case of clauses (b) and (c), shall not be unreasonably withheld or delayed); and provided, further, that, unless the indemnified Persons are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, the indemnified Person may, at their own expense, participate in any such proceeding with the counsel of their choice without any right of control thereof. So long as the Partnership is in good faith defending such claim or proceeding, the indemnified Persons shall not compromise or settle such claim or proceeding without the prior written consent of the Partnership, which consent shall not be unreasonably withheld or delayed. If the Partnership does not assume the defense of any such claim or litigation in accordance with the terms hereof, the indemnified Persons may defend against such claim or litigation in such manner as they may deem appropriate, including, without limitation, settling such claim or litigation (after giving prior written notice of the same to the Partnership and obtaining the prior written consent of the Partnership, which consent shall not be unreasonably withheld or delayed) on such terms as the indemnified Persons may deem appropriate, and the Partnership will promptly indemnify the indemnified Persons in accordance with the provisions of this Article 5.

                                   ARTICLE 6

                 ALLOCATIONS, DISTRIBUTIONS AND OTHER TAX AND
                              ACCOUNTING MATTERS

     6.1 ALLOCATIONS. The Net Income, Net Loss and other Partnership items shall be allocated pursuant to the provisions of this Section 6.1 hereto.

          (A)  ALLOCATION OF NET INCOME AND NET LOSS.

               (i) Net Income. Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

                    (A) First, to the General Partner, until the cumulative Net Income allocated pursuant to this clause (i)(A) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to the second sentence of clause (ii) hereof for all prior periods; and

                    (B) Thereafter, the balance of the Net Income, if any, shall be allocated to the holders of Units in accordance with their respective holdings of Units.

               (ii) Net Loss. Except as otherwise provided herein, Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated to the holders of Units in accordance with their respective holdings of Units. The preceding sentence notwithstanding, to the extent any Net Loss allocated to a holder would cause such a holder to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates, such Net Loss shall not be allocated to such holder and instead shall be allocated to the General Partner.

          (B) SPECIAL ALLOCATIONS. Notwithstanding any provisions of Section 6.1(a) hereof, the following special allocations shall be made in the following order:

               (i) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Section 1.704-2(f) of the Regulations), each holder of Units shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that holder's share of the net decrease in Partnership Minimum Gain as determined under Section 1.704-2(g) of the Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This clause
          (i) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this clause (i) shall be made in proportion to the respective amounts required to be allocated to each holder of Units pursuant hereto.

               (ii) Minimum Gain Chargeback Attributable to Partner Nonrecourse Debt. Notwithstanding any other provision of this Article 6, if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property (as further outlined in Section 1.704-2(i)(4) of the Regulations), each holder of Units shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the holder's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt as determined under Section 1.704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Regulations. This clause (ii) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this clause (ii) shall be made in proportion to the respective amounts required to be allocated to each holder of Units.

               (iii)  Qualified Income Offset.   In the event a holder of Units
          unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations and such holder has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such holder in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 6.1(b)(iii) shall be made only if and to the extent that such holder would have an Adjusted Capital Account Deficit after all other allocations provided for in this
          Article VI have been tentatively made as if this Section 6.1(b)(iii) were not in the Agreement. This clause (iii) is intended to constitute a "qualified income offset" under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

               (iv) Gross Income Allocation. In the event any holder of Units has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (x) the amount such holder is obligated to restore pursuant to any provision of this Agreement and (y) the amount such holder is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such holder shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.1(b)(iv) shall be made only if and to the extent that such holder would have a Capital Account deficit in excess of such sum after all other allocations provided for in this Article 6 have been made as if
          Section 6.1(b)(iii) hereof and this Section 6.1(b)(iv) were not in the Agreement.

               (v) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the holders of Units in accordance with their respective holdings of Units. For purposes of Section 1.752-3(a)(3) of the Regulations, "excess nonrecourse liabilities" shall be allocated among the holders of Units in proportion to their respective holdings of Units.

               (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the holder of Units that bears the economic risk of loss with respect to the Partner Nonrecourse Debt in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Sections 1.704-2(b)(4) and (i)(1) of the Regulations).

               (vii) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) of the
          Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to holders of Units in accordance with their interests in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such sections of the Regulations.

               (viii) Curative Allocations. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the holders of Units so that, to the extent possible, the cumulative net amount of allocations of Partnership items under Sections 6.1(a) and (b) hereof shall be equal to the net amount that would have been allocated to each holder of Units if the Regulatory Allocations had not occurred. This subparagraph (viii) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory

          Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under this Section 6.1(b) (other than this subparagraph) and allocations pursuant to the last sentence of Section 6.1(a)(ii) hereof.

               (ix) Varying Interests. In the event the number of Units outstanding during a fiscal year changes, the allocations pursuant to this Article 6 shall be made by the General Partner to take such varying interests into account in any reasonable manner permitted under the Code and the Regulations.

          (c)  Tax Allocations.

               (i) Generally. Subject to clauses (ii) and (iii) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the holders of Units on the same basis as the Partnership's books of account maintained pursuant to Section 6.3 hereof.

               (ii) Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Sections 467, 751, 1245 or 1250 of the Code ("Affected Gain"), then (A) such Affected Gain shall be allocated among the holders of Units in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated to such holders or to their predecessors in interest and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Sections 467, 751, 1245 and/or 1250 of the Code, shall be allocated away from those holders of Units who are allocated Affected Gain pursuant to clause (A) so that, to the extent possible, the other holders of Units are allocated the same amount, and type, of capital gain that would have been allocated to them had Sections 467, 751, 1245 and/or 1250 of the Code not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income or Net Loss for such respective period.

               (iii) Allocations Respecting Section 704(c) of the Code and Revaluations. Property contributed to the Partnership shall be subject to Section 7.04(c) of the Code and the Regulations thereunder so that, notwithstanding paragraph (b) hereof, taxable gain from disposition, taxable loss from disposition and tax depreciation with respect to Partnership property that is subject to Section 704(c) of the Code and/or Section 1.704-1(b)(2)(iv)(f) of the Regulations (collectively, "Section 704(c) tax Items") shall be allocated on a property by property basis in accordance with said Code Section and/or the Regulations thereunder, as the case may be. The allocation of Section 704(c) Tax Items shall be made pursuant to the "traditional method" of
          Section 1.704-3(b) of the Regulations. The General Partner will not specially allocate Tax Items (other than the Section 704(c) Tax Items) to cure for the effect of the ceiling rule. Allocations pursuant to this Section 6.1(c)(iii) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, the Capital Account or share of Net Income, Net Loss, other items or distributions of any holder of Units pursuant to any provision of this Agreement.

               (iv) Tax Credits and Other Items. Tax credits and other items shall be allocated in accordance with the holdings of Units to the extent permitted under Section 1.704-1(b)(4)(ii) of the Regulations or other applicable provision of the Code and Regulations and otherwise in accordance with such provisions.

     6.2 DISTRIBUTIONS. The General Partner shall cause the Partnership to distribute all, or such portion as the General Partner may in its reasonable discretion determine after setting aside reasonable reserves for Partnership purposes, of Net Cash Flow to the holders of Units who are holders on the Partnership Record Date with respect to such distribution. Net Cash Flow shall be distributed monthly. All such distributions shall be made pro rata in accordance with the holders' ownership of Units. Notwithstanding the foregoing, the General Partner is authorized to cause the Partnership to distribute sufficient amounts, pro rata by ownership of Units, to enable the General Partner to pay shareholder dividends that will satisfy the REIT Requirements arising with respect to the General Partner's share of Net Income.

     6.3 BOOKS OF ACCOUNT. At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with GAAP, using the calendar year as the fiscal and taxable year of the Partnership. In addition, the Partnership shall keep all records required to be kept pursuant to the Act.

     6.4 REPORTS. The General Partner shall cause to be sent to the Limited Partners promptly after receipt of the same from the Accountants and in no event later than sixty (60) days after the close of each fiscal year of the Partnership, copies of Audited Financial Statements for the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for the immediately preceding fiscal year of the Partnership. The Partnership shall also cause to be prepared such reports and/or information as are necessary for the General Partner to determine its qualification as a REIT and its compliance with REIT Requirements.

     6.5 TAX ELECTIONS AND RETURNS. All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole and absolute discretion, except that the General Partner shall, if requested by a Limited Partner or desired by the General Partner, file an election on behalf of the Partnership pursuant to Section 754 of the Code to adjust the basis of the Partnership property in the case of a transfer of a Partnership Interest or distribution from the Partnership, including transfers made in connection with the exercise of the Rights, made in accordance with the provisions of the Agreement. The General Partner shall cause the Accountants to prepare and submit to the Limited Partner Representative on or before February 15th of each year for review drafts of all federal and state income tax returns of the Partnership. If the Limited Partner Representative determines that any modifications to the tax returns of the Partnership should be considered, the Limited Partner Representative shall, within fifteen (15) days following receipt of such tax returns from the Accountants or the General Partner, indicate to the Accountants or to the General Partner the suggested revisions to the tax returns, which returns shall be resubmitted to the Limited Partner Representative for its review (but not approval). The Limited Partner Representative shall complete their review of the resubmitted returns within ten
(10) days after receipt thereof from the Accountants or the General Partner. The General Partner shall consult in good faith with the Limited Partner Representative regarding any proposed modifications to the tax returns of the Partnership. The General Partner shall be responsible for preparing and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of tax items, within the period of time prescribed by law. The General Partner shall use reasonable efforts to make available to the holders of Units final K-1's not later than March 1st of each year.

     6.6 TAX MATTERS PARTNER. The General Partner is hereby designated as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code (and any corresponding provisions of state and local law) for the Partnership; provided, however, that (a) in exercising its authority as Tax Matters Partner, the General Partner shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; (b) the General Partner shall consult in good faith with the Limited Partner Representative regarding the filing of an administrative adjustment request with respect to the Partnership before filing such request, it being understood, however, that the provisions hereof shall not be construed to limit the ability of any Partner, including the General Partner, to file an administrative adjustment request on its own behalf pursuant to
Section 6227(a) of the Code; (c) the General Partner shall consult in good faith with the Limited Partner Representative regarding the filing of a petition for judicial review of an administrative adjustment request under Section 6228 of the Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the Code relating to the Partnership before filing such petition; (d) the General Partner shall give prompt notice to the Limited Partner Representative and any notice partners under Section 6231 of the Code of the receipt of any written notice that the Internal Revenue Service intends to examine or audit Partnership income tax returns for any year, receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, receipt of written notice of the final Partnership administrative adjustment relating to the Partnership pursuant to
Section 6223 of the Code, receipt of any request relating to the Partnership pursuant to Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership; and (e) the General Partner shall promptly notify the Limited Partner Representative if the General Partner does not intend to file for judicial review with respect to the Partnership. Similar provisions shall apply in the case of any audit or examination by a state or local taxing authority.

     6.7  WITHHOLDING PAYMENTS REQUIRED BY LAW.

          (a) Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Partnership for or with respect to any holder of Units on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Partnership pursuant to the Code, the Regulations, or any state or local statute, regulation, notice, ruling or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such holder for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to such holder, unless and to the extent that funds shall have been provided by such holder pursuant to the last sentence of this Section 6.7(a), the excess shall constitute a loan from the Partnership to such holder (a "Tax Payment Loan") which shall be payable to the Partnership upon its demand to such holder and shall bear interest, from the date that the Partnership makes the payment to the relevant taxing authority, at the rate announced from time to time by Citibank, N.A. (or any successor thereto) as its "prime rate" plus 300 basis points (3.0%), compounded monthly (but in no event higher than the highest interest rate permitted by applicable law). So long as any Tax Payment Loan to any holder of Units or the interest thereon remains unpaid, the Partnership shall make future distributions due to such holder under this Agreement by applying the amount of any such distributions first to the payment of any unpaid interest on such Tax Payment Loan and then to the repayment of the principal thereof, and no such future distributions shall be paid to such holder until all of such principal and interest has been paid in full. If the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to a holder of Units, the Partnership shall notify such holder at least five (5) business days in advance of the date upon which the Partnership would be required to make a Tax Payment Loan under this Section 6.7(a) (the "Tax Payment Loan Date") and provide such holder the opportunity to pay to the Partnership, on or before the Tax Payment Loan Date, all or a portion of such deficit.

          (b) The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the provisions of any Withholding Tax Act applicable to the Partnership and to carry out the provisions of this Section 6.7. Nothing in this Section 6.7 shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make any payments on account of any liability of the Partnership under a Withholding Tax Act.

          (c) In the event that a Tax Payment Loan is not paid by a holder of Units within thirty (30) days after written demand therefor is made by the General Partner, the General Partner may cause all distributions that would otherwise be made to such holder to be retained by the Partnership, or sell such holder's Units for sale proceeds, in each case up to the amount necessary to repay such Tax Payment Loan, including all accrued and unpaid interest thereon, and such retained distributions or sale proceeds shall be applied against, first, the accrued interest on and, second, the principal of, such Tax Payment Loan.

                                   ARTICLE 7

            RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER


     7.1  POWERS AND DUTIES OF GENERAL PARTNER.

          (a) The General Partner shall be responsible for the management of the Partnership's business and affairs. Except as otherwise herein expressly provided, the General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the Partnership's business and the purposes for which the Partnership was organized. Except as otherwise expressly provided herein, the General Partner shall, on behalf of, and at the expense of, the Partnership have the right, power and authority:

               (1) to manage, control, invest, reinvest, acquire by purchase, lease or otherwise, sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property and debt instruments of whatsoever kind and nature, and wheresoever situated, in furtherance of the business or purposes of the Partnership;

               (2) to acquire, directly or indirectly, interests in and with respect to real estate of any kind and of any type (except as excluded herein), and any and all kinds of interest therein (including, without limitation, Entities investing therein) and to determine the manner in which title thereto is to be held; to manage (directly or through property managers, asset managers or servicers), insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; to improve, develop or redevelop any such real estate, to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to resubdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey, or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on any property in which the Partnership owns an interest; to insure any Person having an interest or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; and to execute assignments of all or any part of the beneficial interest in such land trust; to accept prepayment of, restructure, extend, foreclose upon, accept a deed in lieu of foreclosure or otherwise deal with debt instruments;

               (3) to employ, engage, indemnify or contract with or dismiss from employment or engagement Persons to the extent deemed necessary or appropriate by the General Partner for the operation and management of the Partnership business, including, but not limited to, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

               (4) to enter into contracts on behalf of the Partnership, and to cause all Administrative Expenses to be paid;

               (5) to borrow or loan money, obtain or make loans and advances from and to any Person for Partnership purposes, and to apply for and secure from or accept and grant to any Person credit or accommodations; to contract liabilities and obligations (including interest rate swaps, caps and hedges) of every kind and nature with or without security; and to repay, collect, discharge, settle, adjust, compromise or liquidate any such loan, advance, obligation or liability;

               (6) to grant security interests, mortgage, assign, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, personal property and real estate and interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds, bills of sale and contracts and instruments in writing, to authorize, give, make, procure, accept and receive moneys, payments, property notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive agreements, undertakings and instruments of every kind and nature; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which the General Partner may deem necessary, proper or advisable to effect or accomplish any of the foregoing, or to carry out the business and purposes of the Partnership;

               (7) to acquire and enter into any contract of insurance (including, without limitation, general partner liability and partnership reimbursement Insurance policies) which the General Partner may deem necessary or appropriate;

               (8) to conduct any and all banking transactions on behalf of the Partnership, to adjust and settle checking, savings and other accounts with such institutions as the General Partner shall deem appropriate, to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into or from any account in the Partnership's name; to make deposits into and withdrawals from the Partnership's bank accounts and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;

               (9) to demand, sue for, receive and otherwise take steps to collect or recover all debts, rents, proceeds, interest, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise, or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

               (10) to acquire interests in and contribute money or property to any limited or general partnerships, joint ventures, subsidiaries or other entities as the General Partner deems desirable;

               (11) to maintain or cause to be maintained the Partnership's books and records;

               (12) to prepare and deliver, or cause to be prepared and delivered, all financial and other reports with respect to the operations of the Partnership, and the preparation and filing of all tax returns and reports;

               (13) to do all things which are necessary or advisable for the protection and preservation of the Partnership's business and assets, and to execute and deliver such further instruments and undertake such further acts as may be necessary or desirable to carry out the intent and purposes of this Agreement and as are not inconsistent with the terms hereof; and

               (14) in general, to exercise all of the general rights, privileges and powers permitted to be had and exercised under the Act.

     To the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any specific liability or litigation on behalf of the Partnership.

          (b) Notwithstanding any contrary term or provision of this Agreement, including, but without limitation, the provisions of Section 7.1(a) hereof, the Partnership shall not take any action which (or fail to take any action, the omission of which) in the reasonable judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to qualify or continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under
     Section 857 or Section 4981 of the Code or other potentially adverse consequences under the Code, (iii) could otherwise violate the REIT Requirements or (iv) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

          (c) Notwithstanding any contrary term or provision of this Agreement, including, but without limitation, the provisions of Section 7.1(a) hereof, the Partnership shall not commingle its funds with those of any Affiliate or other entity; funds and other assets of the Partnership shall be separately identified and segregated; all of the Partnership's assets shall at all times be held by or on behalf of the Partnership; and, if held on behalf of the Partnership by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Partnership; and the Partnership shall maintain its own separate bank accounts, payroll and books of account.

          (d) Without the consent of all the Limited Partners, the General Partner shall have no power to do any act in contravention of this Agreement or possess any Partnership property for other than a partnership purpose.

          (e) Notwithstanding any contrary term or provision of this Agreement, including, but without limitation, the provisions of Section 7.1(a) hereof, during any period in which Starwood Mezzanine shall have an interest in either APT or the Partnership, without the approval of the limited partners of Starwood Mezzanine pursuant to the Starwood Partnership Agreement (i) neither APT nor the Partnership may enter into any service agreement with the SAHI Group, or (ii) subject to Section 4.1(f), neither APT nor the Partnership may acquire (by contribution or purchase) any additional debt or equity securities from the SAHI Group.

          (f) Notwithstanding any contrary term or provision of this Agreement, including, but without limitation, the provisions of Section 7.1(a) hereof, during any period in which the SAHI Nominees shall constitute a majority of the APT Board of Trustees (or SAHI, the SAHI Nominees or their respective affiliates collectively control a sufficient number of voting securities of APT to elect a majority of trustees on the

     Board of Trustees) and Starwood Mezzanine shall have an interest in either APT or the Partnership, (i) without the approval of the limited partners of Starwood Mezzanine pursuant to the Starwood Partnership Agreement (A) neither APT nor the Partnership shall pursue any equity interests as a principal purpose, excluding equity interests which are incidental to, or acquired pursuant to the exercise of remedial rights with respect to, a debt instrument and (B) neither APT nor the Partnership shall invest in real estate related debt interests issued by obligors that are not operating companies or originate or purchase mortgage loans issued by obligors that are not operating companies and (ii) neither APT nor the Partnership shall incur indebtedness during any period in which the incurrence of such indebtedness would increase the amount of UBTI to be incurred by the limited partners of Starwood Mezzanine without the prior written consent of Starwood Mezzanine.

          (g) Notwithstanding any contrary term or provision of this Agreement, including, but without limitation, the provisions of Section 7.1(a) hereof, without the amendment, termination or waiver of provisions of certain non-competition agreements between Starwood Capital Group, L.P. and Starwood Lodging Trust, a publicly traded hotel REIT the shares of which are paired and trade with those of Starwood Lodging Corporation (NYSE: "HOT"), APT and the Partnership are prohibited from: (i) making investments in loans collateralized by hotel assets where it is anticipated that the underlying equity will be acquired by the debt holder within one (1) year from the acquisition of such debt, (ii) acquiring equity interests in hotels (other than acquisitions of warrants, equity participations or similar rights incidental to a debt investment by APT or the Partnership or that are acquired as a result of the exercise of remedies in respect of a loan in which APT or the Partnership has an interest) or (iii) selling or contributing to or acquiring any interests in HOT, including debt positions or equity interests obtained by APT or the Partnership under, pursuant to or by reason of the holding of debt positions.

     7.2  [INTENTIONALLY LEFT BLANK]

     7.3  REIMBURSEMENT OF THE GENERAL PARTNER.

          (a) Except as provided in this Section 7.3 and elsewhere in this Agreement (including the provisions of Articles 5, 6 and 8 hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not receive payments from or be compensated for its services as general partner of the Partnership.

          (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the operation of, or directly for the benefit of, the Partnership and its assets, including, without limitation, those Administrative Expenses described in clauses (a) and (b) of the definition thereof. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 5.1 hereof.

          (c) Notwithstanding the foregoing provisions of this Section 7.3 or elsewhere in this Agreement, except for costs and expenses incurred by the General Partner to administer the Partnership and its properties, without the prior written consent of Starwood Mezzanine, the Partnership shall not be responsible for reimbursing the General Partner for, and shall not reimburse the General Partner for, any REIT Expenses or REIT Compliance Expenses, including, without limitation, any of the General Partner's overhead and expenses (including, without limitation, those incurred to meet public company reporting requirements), (i) with respect to REIT Expenses, for a period ending two (2) years from the date hereof or on such earlier date on which (A) Starwood Mezzanine shall seek to register any Shares received by it in exchange for its Units or (B) APT has contributed substantially all of APT's theretofore uncontributed assets to the Partnership in accordance with Section 4.1(e), (ii) with respect to REIT Compliance Expenses, for a period ending two (2) years from the date hereof or on such earlier date on which Starwood Mezzanine shall seek to register any shares received by it in exchange for its Units. Thereafter, the Partnership shall reimburse the General Partner for REIT Expenses and REIT Compliance Expenses incurred after the end of said period.

     7.4  CONTRACTS WITH AFFILIATES.   The Partnership may engage in
transactions and enter into contracts with Affiliates, and lend money to or borrow money from Affiliates which are on terms fair and reasonable to the Partnership and no less favorable to the Partnership than would be obtained from unaffiliated third parties.

     7.5 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed, and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby acknowledges and confirms that any Partnership assets for which legal title is held in the name of any nominee or Affiliate of the General Partner shall be held for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     7.6  RELIANCE BY THIRD PARTIES.   Notwithstanding anything to the contrary
in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

     7.7  LIABILITY OF THE GENERAL PARTNER.

          (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary or other damages to the Partnership, any of the Partners or any assignee of any interest of any Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted without fraud, gross negligence or willful misconduct.

          (b) The Limited Partners expressly acknowledge (i) that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, (ii) that, subject to the terms and conditions of this Agreement, the General Partner may, but is under no obligation to, consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or any assignees thereof except as provided in this Agreement) in deciding whether to cause the Partnership to take (or decline to take) any actions; and (iii) that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner acted without fraud, gross negligence or willful misconduct.

          (c) Subject to its obligations and duties as General Partner set forth in Section 7.1 hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any fraud, willful misconduct or gross negligence on the part of any such agent appointed by it without fraud, gross negligence or willful misconduct.

          (d) Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

     7.8  OTHER MATTERS CONCERNING THE GENERAL PARTNER.

          (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence and in accordance with such advice or opinion shall be prima facie evidence that such actions have been done or omitted in good faith.

          (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and any attorney or attorney-in-fact duly appointed by the General Partner. Each such attorney shall, to the extent provided by the General Partner in power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

     7.9  OPERATION IN ACCORDANCE WITH REIT REQUIREMENTS.

          (a) The Partners acknowledge and agree that the General Partner has the authority to cause the Partnership to be operated in a manner that will enable the General Partner to (i) satisfy the REIT Requirements and (ii) avoid the imposition of any federal income or excise tax liability on the General Partner. The General Partner has the authority to cause the Partnership to avoid taking any action which would result in the General Partner ceasing to satisfy the REIT Requirements or would result in the imposition of any federal income or excise tax liability on the General Partner.

          (b) Without the prior consent of the General Partner, no Limited Partner or holder of Units or any Affiliate shall take any action, including acquiring, directly or indirectly, an interest in any tenant of a Property owned by or pledged to the Partnership, which would have, through the actual or constructive ownership of any tenant of any Property, the effect of causing the percentage of the gross income of the General Partner that fails to be treated as "rents from real property" within the meaning of Section 856(d)(2) of the Code to exceed such percentage on the date hereof. Each Limited Partner and holder of Units shall use its best efforts to notify the General Partner on a timely basis of any direct or indirect acquisition or potential direct or indirect acquisition of Shares by such Limited Partner or holder or any Affiliate or direct or indirect owner of an interest in such Limited Partner or holder that could reasonably be expected to have such effect.

                                   ARTICLE 8

                    DISSOLUTION, LIQUIDATION AND WINDING-UP

     8.1  ACCOUNTING.   In the event of the dissolution, liquidation and
winding-up of the Partnership, a proper accounting shall be made of the Capital Account of each holder of Units and of the Net Income or Net Loss of the Partnership from the date of the last previous accounting to the date of dissolution.

          (a) In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution in the following rank and order:

               (i) payment of creditors of the Partnership, including creditors who are Partners or former Partners;

               (ii) establishment of reserves as provided by the Liquidating Trustee to provide for contingent liabilities, if any; and

               (iii)  to the holders of Units in accordance with Section 6.2.

     Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to paragraph (ii) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the provisions of this Section 8.1(a). Partner or holder of Units shall be liable to any other Partner or holder of Units for a deficit balance in its Capital Account.

          (b) Notwithstanding the provisions of Section 8.1(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidating Trustee determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidating Trustee may, in its sole and absolute discretion, defer for a reasonable time liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners which are creditors of the Partnership) and/or, with the consent of the Limited Partners, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 8.1(a) hereof, undivided interests in such Partnership assets as the Liquidating Trustee deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidating Trustee, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidating Trustee deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidating Trustee shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     8.2 DOCUMENTATION OF LIQUIDATION. Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

                                   ARTICLE 9

                                   TRANSFER

     9.1 GENERAL PARTNER. The General Partner shall not withdraw from the Partnership and shall not sell, assign, pledge, encumber or otherwise dispose of all or any portion of its Partnership Interest or Units without the Consent of the Limited Partners, which consent may be given or withheld in each Limited Partner's sole and absolute discretion. Upon any transfer of a Partnership Interest in accordance with the provisions of this Section 9.1, the transferee General Partner shall become vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership interest so acquired. It shall be a condition to any transfer otherwise permitted hereunder that the transferee assumes by express agreement (or pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the General Partner are assumed by a successor trust or corporation by operation of law) all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor trust or corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners.
In connection with any such permitted transfer, the successor General Partner shall be deemed admitted as such immediately prior to the effective time of the transfer from the transferor General Partner and shall continue the business of the Partnership without dissolution. If the General Partner withdraws or retires from the Partnership, in violation of this Agreement or otherwise, or dissolves, terminates or upon the bankruptcy of the General Partner, (a) the remaining General Partners may elect to continue the Partnership business or (b) within ninety (90) days thereafter, all of the remaining Partners (or, to the extent permitted under the Act, such lesser number or percentage of the Partners, but in no event less than a Majority-In-Interest of the Limited Partners) may elect to continue the Partnership business by selecting a substitute General Partner, which substitute General Partner accepts such election and agrees to serve as General Partner. Such successor General Partner shall thereupon succeed to the rights and obligations of the General Partner as provided in this Section 9.1.

     9.2  TRANSFERS BY LIMITED PARTNERS.

          (a) No Limited Partner shall have the right, directly or indirectly, to transfer all or any part of his Partnership Interest or Units to any Person without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The foregoing notwithstanding, the General Partner hereby grants the consents described in this Section 9.2 to the following categories of transfers, provided that any such transfer otherwise complies with all of the other provisions of this Article 9 (including, but not limited to, any additional consents required hereunder): (i) transfers of Units; (ii) transfers of Partnership Interests (whether outright or in trust) to members of a Partner's Immediate Family; (iii) transfers of Partnership Interests to a Person holding a direct or indirect interest in a Partner; (iv) transfers of Partnership Interests pursuant to an exercise of Rights or (v) pledges to secure bona fide indebtedness.

          (b) It shall be a condition to any transfer (other than a pledge, encumbrance, hypothecation or mortgage) otherwise permitted hereunder that the transferee assume by operation of law or express agreement all of the obligations of the transferor under this Agreement (including, without limitation, under Article 9 hereof) with respect to such transferred Partnership Interest or Units and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor are assumed by a successor corporation by operation of law) shall relieve the transferor of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion (it being understood that a transferor shall be deemed relieved from such obligations, without the necessity of any such approval, in respect of Partnership Interests transferred pursuant to the Exchange Rights Agreement). Upon such transfer, the transferee of a Partnership Interest shall be admitted as a Limited Partner and shall succeed to all of the rights of the transferor Limited Partner under this Agreement in the place and stead of such transferor Limited Partner (which succession, in the event of a pledge, may be entered into and become effective at the time of foreclosure or other realization of such pledge). The foregoing notwithstanding, a transferee of a Unit shall not be admitted as a substituted Limited Partner unless the General Partner consents, which consent may be given or withheld by the General Partner in its sole and absolute discretion. Any transferee, whether or not admitted as a substituted Limited Partner, shall succeed to the obligations of the transferor hereunder (unless such transfer is a pledge, encumbrance, hypothecation or mortgage or except as otherwise provided herein).

          (c) In addition to any other restrictions on transfer provided herein, no Partnership Interest or Units shall be transferable unless the transferor gives written notice of the proposed transfer which notice shall state, to the best of its knowledge, that such transfer will not violate any of the restrictions set forth in Section 9.3 hereof.

          (d) Any permitted transferee under Section 9.2 who is not admitted as a Limited Partner in accordance with this Article 9 or a transferee who only holds Units shall be considered an assignee for purposes of this Agreement. An assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses and any other items of income, gain, loss, deduction and credit of the Partnership and rights attributable to the Partnership Interests assigned to such transferee, but shall not be deemed to be a holder of Partnership Interests for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interests, directly or through its transferor, in any matter presented to the Limited Partners for a vote. In the event any such transferee desires to make a further assignment of any such Partnership Interests, such transferee shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Interests.

          (e) The Limited Partners acknowledge that neither the Partnership Interests nor the Units have been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred, except in compliance with such laws. Notwithstanding anything to the contrary contained in this Agreement, no Partnership Interest or Units may be sold or otherwise transferred unless such transfer is exempt from registration under any applicable securities laws (as set forth in an opinion of counsel provided to the Partnership if required by the General Partner) or such transfer is registered under such laws, it being acknowledged that the Partnership has no obligation to take any action which would cause any such Partnership Interests or Units to be registered.

     9.3 CERTAIN RESTRICTIONS ON TRANSFER. In addition to any other restrictions on transfer herein contained, except with the consent of the General Partner, in no event may any transfer of a Partnership Interest or Units by any Person be made (a) to any person or Entity that lacks the legal right, power or capacity to own a Partnership Interest or Units; (b) in the event such transfer would cause the General Partner to cease to comply with the REIT Requirements; (c) if such transfer would cause a termination of the Partnership for federal income tax purposes; (d) if such transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a Partnership for federal income tax purposes; (e) if such transfer would result in the Partnership being treated as a "publicly traded partnership" or is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code; (f) if the General Partner reasonably believes that such transfer may
(A) cause any portion or all of the assets of the Partnership to be deemed pursuant to United States Department of Labor Regulation Section 2510.3-101 or otherwise pursuant to ERISA or the Code to be, for purposes of the fiduciary standards or the prohibited transactions provisions of ERISA or Section 4975 of the Code assets of any Restricted Entity, (B) cause a non-exempt "prohibited transaction" (as defined in Section 4975(c) of the Code or within the meaning of Section 406 of ERISA) to occur, (C) cause the Partnership to become with respect to any Restricted Entity a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the Code) or
(D) cause the Partnership to be jointly and severally liable for any obligation arising under ERISA or the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or any "plan" as defined in Section 4975 of the Code; or (g) if the intended transferee is a Restricted Entity. Any purported transfer described in this Section 9.3 shall be null and void ab initio.

     9.4  EFFECTIVE DATES OF TRANSFERS.

          (a) Transfers pursuant to this Article 9 may be made on any day, but for purposes of this Agreement, the effective date of any such transfer shall be (i) the first day of the month in which such transfer occurred if such transfer occurred on or prior to the fifteenth calendar day of a month, or (ii) the first day of the month immediately following the month in which such transfer occurred, if such transfer occurred after the fifteenth calendar day of a month, or such other date determined by the General Partner pursuant to such convention as may be administratively feasible and consistent with applicable law.

          (b) If any Partnership Interest or Unit is transferred or assigned in compliance with the provisions of this Article 9, on any day other than the first day of a calendar year, then Net Income, Net Loss, each item thereof and all other items attributable to such Partnership Interest or Unit for such year shall be allocated to the transferor, and, in the case of a transfer or assignment other than a redemption, to the transferee, by taking into account their varying interests during such year in accordance with Section 706(d) of the Code, using any method permitted thereunder.
     All distributions pursuant to Section 6.2 hereof attributable to such transferred Partnership Interests or Units (A) with respect to which the Partnership Record Date is before the effective date of such transfer (other than a pledge, encumbrance, hypothecation, or mortgage) shall be made to the transferor, (B) with respect to the first Partnership Record Date after the effective date of such transfer (other than a pledge, encumbrance, hypothecation or mortgage) shall be paid to the transferor and to the transferee, ratably in accordance with their respective periods of ownership of the Partnership Interest or Units transferred during the period with respect to which such distribution is made, and (C) all distributions after those described in (A) and (B) shall be made to the transferee.

     9.5  TRANSFER.

          (a) The term "transfer" when used in this Article 9 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Person purports to assign its Partnership Interest or any portion thereof (including Units) to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

          (b) The General Partner is hereby authorized on behalf of each of the Partners to amend this Agreement (including the schedules hereto) to reflect the admission of any transferee of a Partnership Interest as a substituted Limited Partner in accordance with the provisions of this
     Article 9.

          (c) No Partnership Interest or Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 9. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 9 shall be null and void ab initio.

                                  ARTICLE 10

                RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

     10.1 NO PARTICIPATION IN MANAGEMENT. No Limited Partner, in its capacity as such, shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any rights expressly granted to the Limited Partners in this Agreement shall not be deemed to be rights relating to the management of the Partnership's business.

     10.2 BANKRUPTCY OF A LIMITED PARTNER. The Bankruptcy of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Net Profits or Net Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. In no event, however, shall such assignee(s) become a substituted Limited Partner except in accordance with Article 9 hereof.

     10.3 NO WITHDRAWAL. No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as provided in Article 9 hereof.

     10.4 CONFLICTS. The Partners recognize that the Limited Partners and their Affiliates (other than the General Partner) have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such Persons are entitled to carry on such other business interests, activities and investments. In deciding whether to take any actions in such capacity, such Limited Partners and their Affiliates may, but shall be under no obligation to, consider the separate interests of the Partnership and shall have no fiduciary obligations to the Partnership and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners in connection with such actions except for damages for losses sustained or liabilities incurred which result from a Limited Partner materially breaching a representation, warranty or covenant hereunder or to the extent provided in the Formation Agreement or other Transaction Agreements; nor shall the Partnership or the General Partner be under any obligation to consider the separate interests of the Limited Partners and their Affiliates in such capacity have any fiduciary obligations to the Limited Partners and their Affiliates in such capacity or be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Limited Partners and their Affiliates in such capacity arising from actions or omissions taken by the Partnership. The Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

     10.5  PROVISION OF INFORMATION.

          (a) With respect to any information required to be provided to the Limited Partners pursuant to Section 17-305 (or any successor thereto) of the Act: (i) the cost of preparing or providing any such information (including, without limitation, fees paid to any person or entity in connection therewith) shall be paid by the requesting Partner and in no event shall such information be required to be given to the requesting Partner until such payment has been made to the Partnership; (ii) in no event shall any financial statements of the Partnership be required to be provided except for such statements as have already been prepared or are otherwise required to be provided to the Limited Partners under this Agreement and in no event shall any statements which have been prepared be required to be audited, reviewed or otherwise examined by a certified public accountant, if the statements are not otherwise required to be so audited, reviewed or examined pursuant to the provisions of this Agreement; and (iii) in no event shall such information be required to be furnished until forty-five (45) days after such request and unless the information is already in the possession of the Partnership.

          (b) In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (excluding copying and administrative expenses of the General Partner):

               (1) to obtain a copy of the most recent annual and quarterly reports and current reports on Form 8-K filed with the SEC by the General Partner pursuant to the Securities Exchange Act of 1934;

               (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each fiscal year of the Partnership;

               (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

               (4) to obtain a copy of this Agreement and the Certificate, together with executed copies of all powers of attorney pursuant to which this Agreement and the Certificate have been executed.

          (c) Notwithstanding any other provision of this Section 10.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that is not material to the Limited Partners and that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the

     Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

     10.6 LIMITED PARTNER REPRESENTATIVE.   Except for actions to be taken by
the Limited Partners under Section 9.1 or with respect to Sections 3.2(a) and 3.2(b), Starwood Mezzanine is hereby appointed as the Limited Partner Representative. A Majority-In-Interest of the Limited Partners shall have the right, at any time, within their sole discretion, to replace the Limited Partner Representative, or to appoint a temporary substitute to act for a Limited Partner Representative unable to act. Any appointment of a Limited Partner Representative made hereunder shall remain effective until rescinded in a writing delivered to the General Partner via certified mail, registered overnight express mail or telecopy, and the General Partner shall have the right and authority to rely (and shall be fully protected in so doing) on the actions taken and directions given by such Limited Partner Representative, without any further evidence of their authority or further action by the Limited Partners. The General Partner shall send copies of all notices received by it pursuant to
Section 6.6 to each Limited Partner requesting the same.

     10.7 POWER OF ATTORNEY.

          (a) Each Limited Partner constitutes and appoints the General Partner, any Liquidating Trustee and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices
     (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidating Trustee deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with this terms; (iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to the provisions of this Agreement or the Capital Contribution of any Partner.

          (b) The foregoing power of attorney is irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the death or incompetency of a Limited Partner to the effect and extent permitted by law, subsequent incapacity of any Limited Partner and the transfer of all or any portion of such Limited Partner's Partnership Interests and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives.

     (c) Nothing contained in this Section 10.7 shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 11 hereof.

     10.8 OWNERSHIP OF SHARES.

          (a) Each Limited Partner and holder of Units hereby agrees to provide the General Partner within fifteen (15) days of any written request therefor, a statement, to the best of its knowledge, describing the number of Shares actually or constructively owned by such Limited Partner or holder of Units and all direct and indirect owners of such Limited Partner or holder for purposes of the REIT Requirements as determined under Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or
     Section 544 of the Code, as modified by Section 856(h) of the Code.

          (b) Each Limited Partner and holder of Units (i) hereby covenants that, without the prior written consent of the General Partner (which consent shall not be unreasonably withheld or delayed) it will not acquire and it will use all reasonable efforts to cause its direct or indirect owners not to acquire any Shares or any rights to acquire Shares and (ii) except to the extent that the General Partner provides prior written consent, hereby represents, warrants and covenants that (I) it is not and will not become a Restricted Entity, (II) no non-exempt "prohibited transaction" (as defined in Section 4975(c) of the Code or within the meaning of Section 406 of ERISA) has occurred or will occur that would not have occurred or occur if the Limited Partner or holder of Units and its Affiliates were not Limited Partners and were not holders of Units, (III) the Partnership has not become and will not become with respect to any Restricted Entity, a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the
     Code) which the Partnership would not have become or be if the Limited Partner or holder of Units and its Affiliates were not Limited Partners and were not holders of Units, and (IV) the Partnership has not and will not become jointly and severally liable for any obligations arising under ERISA or the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or any "plan" as defined in the Code for which the Partnership has not become or would not be liable if the Limited Partner or holder of Units and its Affiliate were not Limited Partners and were not holders of Units.

     10.9 WAIVER OF FIDUCIARY DUTY. Each Limited Partner and holder of Units hereby waives, to the maximum extent permitted under law, any and all fiduciary duties of the General Partner to each, all or any combination of them and hereby agrees that the General Partner may, but is under no obligation to, take their interests into account in performing or refraining from performing any act permitted under this Agreement.

                                  ARTICLE 11

                 AMENDMENT OF PARTNERSHIP AGREEMENT, MEETINGS

     11.1  AMENDMENTS.

          (a) This Agreement may not be amended unless such amendment is approved by the General Partner with the Consent of the Limited Partners, except provided below in this Section 11.1.

          (b) Notwithstanding Section 11.1(a), the General Partner shall have the power, without the consent of the Limited Partners but after five (5) business days notice to the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

               (1) to add to the obligations of the General Partner for the benefit of the Limited Partners;

               (2) to reflect the admission, substitution, termination or withdrawal of Partners after the date hereof in accordance with Section 4.1(d) or Article 9 of this Agreement, provided that the General Partner shall not be required to give the notice referred to in the first paragraph of this subsection
                    (b) in respect of a transfer of Partnership Interests or Units upon the exercise of Rights;

               (3) to reflect a change that is of an inconsequential nature (including changes to maintain the REIT Requirements) and does not adversely affect the Limited Partners, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make any other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

               (4) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; and

               (5) to prevent all or any portion of the assets of the Partnership from being deemed pursuant to United States Department of Labor Regulation Section 2510.3-101 or otherwise pursuant to ERISA or the Code to be, for any purpose of ERISA or Section 4975 of the Code, assets of any Restricted Entity.

          (c) Notwithstanding Sections 11.1(a) and (b) hereof, this Agreement shall not be amended without the prior written consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partners to receive allocations and distributions pursuant to Article 6 or
     Section 8.1 hereof, (iv) alter or modify the Rights set forth in the Exchange Rights Agreement or the Registration Rights Agreement except in compliance therewith, (v) amend this Section 11.1(c), (vi) alter such Partner's rights to transfer its Partnership Interests or (vii) amend Sections 7.8, 7.9, 10.8 or 11.2(e) hereof.

     11.2 MEETINGS OF THE PARTNERS; NOTICES TO PARTNERS.

          (a) Meetings of Partners may be called by the General Partner or by any Limited Partner to act on any matter specified herein or in the Act to be voted on or consented to by the Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) business days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of the Limited Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 11.2(b) hereof.

          (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the General Partner and such percentage or number of the Limited Partners as is expressly required by this Agreement. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Partners. Such consent shall be filed with the General Partner and copies thereof delivered to all Partners. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

          (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it. No such proxy and no such revocation shall be effective unless a copy thereof has been delivered to the General Partner.

          (d) Whenever the consent of the Limited Partners is required hereunder, the General Partner shall provide a notice to each Partner who is a Limited Partner on the date the notice is given setting forth the matter(s) as to which it proposes to seek such consent at least five (5) business days in advance of the date upon which such consent is sought.

          (e) The General Partner also shall provide the Limited Partners with quarterly tax projections for the Partnership.

                                  ARTICLE 12

                              GENERAL PROVISIONS

     12.1 NO LIABILITY OF DIRECTORS AND OTHERS. Notwithstanding anything to the contrary contained herein, no recourse shall be had by the Partnership or any Partner against any trustee, director, shareholder, officer, employee, agent or attorney of the General Partner for any act or omission of the General Partner or any obligations or liability of the General Partner under this Agreement, and none of the foregoing shall have any personal liability for or with respect to any of the foregoing; provided that the foregoing shall not relieve any trustee, officer or director of the General Partner of any liability in his capacity as such.

     12.2 NOTICES. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given when delivered in person or three (3) business days after deposit in United States mail, registered or certified, postage prepaid and properly addressed by or to the appropriate party. For purposes of this Section 12.2, the addresses of the parties hereto shall be as set forth in Exhibit C hereto. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

     12.3 CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of any state or other jurisdiction to the contrary. Each of the parties hereto irrevocably submits and consents to the jurisdiction of the United States District Court for the Central District of California in connection with any action or proceeding arising out of or relating to this Agreement and irrevocably waives any immunity from jurisdiction thereof and any claim of proper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action or proceeding.

     12.4 EXECUTION OF COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually, or taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

     12.5 SEVERABILITY. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     12.6 ENTIRE AGREEMENT. This Agreement (together with the Exhibits hereto) and the Formation Agreement and the Exchange Rights Agreement contain the entire understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The parties hereto intend that this Agreement be treated as a separate and distinct agreement and as not being part of any other agreement (other than the Formation Agreement) arrangement, partnership or joint venture. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     12.7 PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience and they form no part of this Agreement and shall not affect its interpretation.

     12.8 GENDER, ETC. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. The term "including" shall mean "including, but not limited to".

     12.9 NUMBER OF DAYS. In computing the number of days (other than business days and trading days) for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which national banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

     12.10 PARTNERS NOT AGENTS. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Limited Partners in the carrying on of their own respective businesses or activities.

     12.11 ASSURANCES. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

     12.12 WAIVER OF PARTITION. Each Partner hereby waives any right such Partner may have to partition its interest in the Partnership or any property of the Partnership.

     12.13 ANGELES PARTICIPATING MORTGAGE TRUST. The name "Angeles Participating Mortgage Trust" is a designation of APT and its Trustees (as Trustees but not personally) under the Declaration of Trust, and all persons dealing with APT shall look solely to APT's assets for the enforcement of any claims against APT, and the trustees, officers, agents and security holders of APT assume no personal liability for obligations entered into on behalf of APT and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed on their behalf as of the date first above written.

                              GENERAL PARTNER:

                              ANGELES PARTICIPATING MORTGAGE TRUST,

                              a California business trust

                              By: _________________________________
                                 Its: _____________________________


                              LIMITED PARTNER:

                              STARWOOD MEZZANINE INVESTORS,
                              L.P.

                              By:  Starwood Capital Group,
                                     L.P.

                                    By:  BSS Capital Partners,
                                          L.P.

                                          By:   Sternlicht Holdings
                                                II, Inc.

                                                By:
                                                    ________________
                                                    Its:
                                                         ___________

                                   EXHIBIT A

                        DESCRIPTION OF CERTIFICATES AND
                          UNDERLYING DEBT INSTRUMENTS


     1. Participation and Servicing Agreement between Shearson Lehman Commercial Paper Incorporated and Empire of America Federal Savings Bank dated as of March 1, 1988.

     2. Assignment and Assumption of Participation and Servicing Agreement between Resolution Trust Corporation as Receiver of Empire Federal Savings Bank of America and Key Bank of New York ("Servicer") dated January 8, 1992.

     3. Amendment to Participation and Servicing Agreement between Servicer and Starwood Mezzanine Investors, L.P. ("SMI") dated as of February 15, 1995 (the Participation and Servicing Agreement as assigned as of January 8, 1992 and as amended as of February 15, 1995 is referred to herein as the "Servicing Agreement").

     4. 100% Pass-Through Ownership Certificate No. 5, Series 1988-10, listing SMI as the registered owner, issued pursuant to the Servicing Agreement.

     5. Loan Purchase Agreement between Xerox Financial Services Life Insurance Company ("Xerox") and Starwood Capital Group, L.P. dated as of November 7, 1994.

     6. First Amendment to Loan Purchase Agreement between Xerox and SMI dated as of January 31, 1995.

     7. Assignment and Assumption Agreement between Xerox and SMI dated as of February 15, 1995.

     8. Estoppel Letter executed by Frankel-Warwick Limited Partnership ("Frankel") and delivered to SMI dated January 18, 1995.

     9. Estoppel Letter executed by Servicer and delivered to SMI dated February 8, 1995.

     10. Policy of title insurance issued by Commonwealth Land Title Insurance to The Western Saving Fund Society of Philadelphia dated January 16, 1979; Title Endorsement listing Empire of America, F.S.A. as the insured dated August 31, 1983; Title Endorsement listing Key Bank of New York as the insured dated February 16, 1995.

     11. Promissory Note dated June 17, 1977 executed by Frankel to the order of Girard Trust Bank ("Girard").

     12.  Mortgage between Frankel and Girard dated June 17, 1977.

     13. Promissory Note and Mortgage Modification Agreement between Frankel and Girard dated January 16, 1979.

     14. Assignment of Rents and Lessor's Interest in Leases between Frankel and Girard dated June 17, 1977.

     15.  UCC-1 Financing Statements and UCC-3 Continuation Statements.

     16. Ground Lease between Frankel and The Mutual Benefit Life Insurance Company ("Mutual") dated as of August 21, 1978.

     17. First Amendment to Ground Lease between Frankel and The Mutual Benefit Life Insurance Company in Rehabilitation dated as of December 11, 1992.

     18.  Ground Leaseback between Frankel and Mutual dated as of August 21,
          1978.

     19. First Amendment to Ground Leaseback between Frankel and Mutual dated August 1989.

     20.  Mortgage from Frankel to Mutual dated April 7, 1978.

     21.  Promissory Note from Frankel to the order of Mutual dated April 7,
          1978.

     22. Amendment to Promissory Note between Frankel and Mutual dated January 16, 1979.

     23. Second Amendment to Mortgage and Promissory Note between Frankel and The Mutual Benefit Life Insurance Company in Rehabilitation dated December 11, 1992.

                                   EXHIBIT B

                       PERCENTAGE INTERESTS OF PARTNERS


DATE:  AS OF SEPTEMBER 26, 1996


Name of Partner                      Percentage Interest        Units*
---------------                      --------------------       -----
Angeles Participating Mortgage              8.05%               400,000
Trust, as General Partner

Starwood Mezzanine                         91.95%             4,568,944
Investors, L.P.

     * To determine the number of Units to be issued to each Partner as of September 26, 1996, the value of the Shares was deemed to be $1.00 per Share.

                                   EXHIBIT C

                             ADDRESSES OF PARTIES



Name of Partner                             Notice Address
---------------                             --------------

Angeles Participating                 340 N. Westlake Boulevard
Mortgage Trust                        Suite 230
                                      Westlake Village, California 91362
                                      Attention: Mr. Ronald J. Consiglio
                                      Fax No: (805) 449-1336


Starwood Mezzanine Investors, L.P.    c/o Starwood Capital Group, L.P.
                                      Three Pickwick Plaza
                                      Suite 250
                                      Greenwich, Connecticut 06830
                                      Attention: Madison F. Grose, Esq.
                                      Fax No: (203) 861-2101